EXHIBIT 99.1

FOR RELEASE MAY 14, 2010

SOURCE: Uni-Pixel, Inc.

UniPixel Receives Prestigious ASTRUM Best & Brightest Award

Company Recognized as One of the Top 50 Small-Cap Most Innovative Public Companies

The Woodlands, TX (May 14, 2010) — Uni-Pixel, Inc. (OTCBB: UNXL), a production stage company delivering its Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics market segments, today announced that it was the recipient of the prestigious ASTRUM Award presented during the MDB Capital Group’s Bright Lights Conference in San Francisco on May 11th and May 12th. UniPixel was invited by MDB because it was ranked in the 90th percentile for technology leadership from over 1,600 small cap companies with U.S. patents, as rated by PatentVest, MDB’s proprietary IP business intelligence database.

The MDB Capital ASTRUM Award recognizes the “Best and Brightest” for Intellectual Property (IP) leadership. The ASTRUM Award was presented to UniPixel for its leadership in the technology field, with one of the highest patent Application CAGR percentages which is determined by the three-year compound annual growth rate (CAGR) of the number of patent applications.  MDB Capital’s proprietary database called PatentVest has determined that companies with above average Application CAGR outperform market averages over time.

“The market value of Uni-Pixel is clearly not representative of the strength of the IP portfolio or the innovation occurring at the Company,” said Christopher Marlett, Chairman and CEO of MDB Capital Group.  “Furthermore, we continue to be amazed at what we see as the “disconnect” between stock prices and the inherent value of technology. It is clear that if Wall Street widely had the tools we had to evaluate and value technology, Uni-Pixel would not be trading at the value it is trading at.”

UniPixel’s President and CEO, Reed Killion, noted, “UniPixel’s innovation is not an accident or a lightning strike. Innovation comes from creative minds; however, it is the presentation of challenges in an open work environment that spurs great minds and fosters a culture of innovation. UniPixel employees are some of the most innovative individuals I have had the opportunity to work with in my 20+-year career in the high tech industry. On behalf of UniPixel, we are honored to have been recognized by MDB Capital as one of the brightest and best small cap companies in the country as it applies to IP.”

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.

UniPixel is a production stage company delivering its Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics market segments. UniPixel’s high volume roll to roll or continuous flow manufacturing process offers high fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. The Company will sell its films as sub components for use in LCD, FSC — LCD and its own TMOS developed display technology as a back light film and active film sub-component.   The Company is currently shipping its’ Clearly Superior ™ Finger Print Resistant protective cover films for multiple touch enabled devices. The company sells its films under the Clearly Superior™ brand as well as private label and OEM. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2009. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2009, as well as other public filings with the SEC since such date.